Exhibit 99.1

EXECUTION VERSION

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT, dated as of November 3, 2017 (this “Agreement”), is made by and between Wilton Brands LLC, a Delaware limited liability company (“Service Provider”), and Stitch Acquisition Corp., a Delaware corporation (“Buyer”). Service Provider and Buyer may each be referred to as a “Party” and collectively as the “Parties”.
BACKGROUND
A.    Buyer is a party to that certain Asset and Securities Purchase Agreement, dated as of the date hereof, by and among (a) Dimensions Crafts LLC, a Delaware limited liability company, Simplicity Creative Group, Inc., a Delaware corporation (“Company”), Simplicity Pattern Co. Inc., a Delaware corporation, Lending Textile Co., Inc., a Pennsylvania corporation, Wm. Wright Co., a Delaware corporation, Wilton Properties Inc., a Delaware corporation, and (b) Paper Magic Group (Hong Kong) Limited, a Hong Kong company, McCall Pattern Company Limited, an English company, and McCall Pattern Service Pty Limited, an Australian company, Buyer, and CSS Industries, Inc., a Delaware corporation (the “Purchase Agreement”), relating to the purchase and sale of (i) substantially all of the U.S. assets and liabilities of the Sellers, and (ii) the securities of the Company’s non-U.S. Subsidiaries.
B.    In connection with, and following the transactions contemplated by, the Purchase Agreement, Buyer and Service Provider desire that Service Provider provide Buyer with certain transition services on the terms set forth herein.
C.    Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Service Provider and Buyer agree as follows:
1.    Transition Services and Third Party Agreements.

(a)    Upon the terms and conditions contained in this Agreement (including any Schedules attached hereto), during the Term, Service Provider shall, or shall cause one or more of its Affiliates or Third Party Providers to, provide to Buyer, or, at Buyer’s request, any Affiliate of Buyer operating the Business (as such Business existed immediately prior to the Closing) (each Person to whom services are provided, a “Service Recipient”) those services listed on one or more Schedules 1(a) attached hereto (each such service, a “Service”, and, collectively, the “Services”), and Service Recipient shall pay for the Services in accordance with the terms of this Agreement.

(b)    The list of third-party service providers that Service Provider, or any of its Affiliates providing Services at any time, may hire or engage (the “Third Party Providers”) to perform any or all of its obligations (the “Third Party Services”) under this Agreement pursuant to licenses or other contractual arrangements (the “Third Party Provider Agreements”) is set forth in Annex A. If, after the date hereof, Service Provider reasonably determines that it requires the use of a third party provider that is not listed in Annex A to provide a Service, the use of such third party provider shall require the prior written consent of Buyer, which consent shall not be unreasonably delayed or withheld. To the extent Buyer withholds its consent to such additional third party provider, the Parties acknowledge that Service Provider shall not be obligated to provide, or make any other arrangement for the provision of, the applicable Service which was to be performed by such additional third party provider. Failure to provide such Service shall not be deemed a breach of this Agreement and Service Provider will have no liability as a result of the failure to provide such Service. Any obligation of Service Provider to any Service Recipient under this Agreement, that is performed, satisfied or fulfilled by an Affiliate of Service Provider or a Third Party Provider shall be deemed to have been performed, satisfied or fulfilled by Service Provider, and Service Provider shall remain responsible to Buyer for the performance of its Affiliates and the Third Party Services by any such Third Party Provider to the extent such Third Party Services have not been performed in accordance with the terms and conditions of this Agreement.

(c)    The Parties understand, acknowledge and agree that certain third party consents, approvals or licenses (excluding pursuant to the Third Party Provider Agreements and also excluding any consent of Buyer or a Service Recipient hereunder) (collectively, “Authorizations”) may be required for Service Provider to provide the Services pursuant to this Agreement, and that obtaining the foregoing Authorizations may involve additional costs, expenses, fees, charges or commissions (“Authorization Expenses”). Any such consents, approvals or licenses under a Third Party Provider Agreement shall be obtained as a condition to the commencement of the applicable Third Party Service. Service Provider acknowledges and agrees that as of the commencement of this Agreement, Service Provider has all material Authorizations required to provide the Services as set forth in Schedule 1(a), and that all Authorization Expenses associated with providing such Services are included as part of the fees set forth therein. The Parties agree to cooperate to obtain all future Authorizations sufficient to enable Service Provider to perform the Services in accordance with this Agreement. Any future incremental, reasonable and necessary Authorization Expenses that Service Provider incurs in connection with the provision of the Services shall be borne by Buyer or Service Recipient, as applicable, other than any such expenses under any Third Party Provider Agreement, which shall be the sole responsibility of Service Provider. Service Provider shall obtain Buyer’s prior written approval before incurring any such Authorization Expense, which approval shall not be unreasonably conditioned, withheld or delayed. Subject to Section 10 and each Party’s agreement of cooperation set forth in this Section 1(c), if a third party refuses to provide an Authorization, then the Parties shall use commercially reasonable efforts to cooperate to determine and adopt, subject to both Parties’ prior written approval, commercially reasonable alternative approaches that may be necessary to provide the Services without such Authorization. Any fees or other charges related to such alternative approaches shall be borne by Buyer. Subject to Section 10 and each Party’s agreement of cooperation as set forth in this Section 1(c), failure to obtain an Authorization or agree to an alternative arrangement, and resulting failure to provide a Service hereunder, shall not be deemed a breach of this Agreement and Service Provider will be under no obligation to provide such Service hereunder and have no liability as a result of the failure to provide such Service.

(d)    Service Provider grants to Buyer a limited license to certain trademarks and tradenames, pursuant to the terms of and as further specified in Schedule 1(d).

(e)    Buyer grants to Service Provider a limited license to certain trademarks and tradenames, pursuant to the terms of and as further specified in Schedule 1(e).

2.    Change Control Process. Unless otherwise provided herein, all proposed changes, additions or modifications by either Party to the Services, including all proposals by Service Recipient for additional Services (such changes, additions, modifications and additional Services, collectively, “Changes”) shall be subject to the formal change control process set forth in this Section 2 (the “Change Control Process”). The Party seeking a Change will document the proposed Change in writing, deliver such writing to the other Party, and specify a desired implementation date. The Party receiving the proposal for a Change shall evaluate the proposed change in good faith. No Change shall be effective unless and until the Parties in their own discretion, mutually agree on the Changes and reflect such agreed upon Changes on an amended Schedule 1(a) which shall include the following information, as applicable: (i) the date and term of effectiveness of the Changes, (ii) a description of the Changes, (iii) the applicable Charges, if any, for such Changes, and (iv) any additional provisions applicable to the Changes that are not otherwise set forth in this Agreement or that are exceptions to the provisions set forth in this Agreement. An amended Schedule 1(a) reflecting Changes made pursuant to this Section 2 shall become effective only when executed in writing by each of the Parties.

3.    Standard of Performance; Limitations on Providing Services.

(a)    Service Provider covenants that it will perform, and will cause to be performed, the Services, including the maintenance of any systems and platforms used in connection with the provision of the Services, in a timely, workmanlike manner, in good faith, and in any event (a) in accordance with the applicable service levels set forth in Schedule 1(a) and (b) to the extent not covered by a service level in Schedule 1(a), within the scope and in a manner and at a level of quality and service substantially consistent, in all material respects, with that performed or provided by Service Provider, its Affiliates and Third Party Providers, taken together, to and for the Business during the one year period preceding the date hereof (the terms “past practice”, “past practices and processes”, “historically”, “historically provided”, or similar terms, as used herein, shall refer to such one‑year period). Without limiting the generality of the foregoing, Service Provider acknowledges that any customer-facing Service is critical to Buyer, the Service Recipients and the operation of the Business and, when performing any such Service, Service Provider shall, and shall cause its Affiliates, Third Party Providers, employees, representatives and agents, in each case acting on its behalf, to, interact with and treat Buyer’s and any Service Recipient’s customers in a manner and at a level of quality and service at least as high as that historically provided by Service Provider, its Affiliates, Third Party Providers, employees, representatives and agents, when interacting with and treating its or their own customers when delivering similar services under its past practices.

(b)    Service Provider shall not be required to provide any Service to the extent performance of such Service by Service Provider is prohibited by, or would require Service Provider to violate, any applicable Laws.

4.    Payment of Fees and Charges.

(a)    In consideration for the Services provided hereunder, Buyer shall pay to Service Provider the fee for the applicable Service as set forth in Schedule 1(a) (the “Charges”). In the event any Service begins on any day other than the first day of a week or is terminated on any other day other than the last day of the week, the Charges for Services performed in any such week shall be accordingly prorated. In the event a Service is terminated, the Charges shall be prorated for the number of days of Service received in the week in which the Service is terminated.

(b)    Service Provider shall be entitled to reimbursement from Buyer for reasonable, customary and documented out-of-pocket costs and expenses incurred by Service Provider in connection with the provision of the Services; provided, however, that any costs or expenses which exceed $25,000 in any calendar month in the aggregate shall require the applicable Service Recipient’s prior written approval before such cost or expense is incurred.  The term “out-of-pocket costs and expenses” shall mean the actual out-of-pocket amounts paid by Service Provider to any third party in connection with the provision of the Services, including any in-bound freight and duty costs incurred in connection with the provision of the Services and any commissions to brokers or sales representatives arising out of agreements between a broker or sales representative, on the one hand, and Service Provider or one if its Affiliates, on the other hand, but shall not mean amounts paid by Service Provider to a third party for which such payments are included as part of the fixed fee component of the Charges.

(c)    Each month, Service Provider shall submit to Buyer a monthly invoice with reasonable detail of such prior calendar month’s Services, if any, and any Charges, out-of-pocket costs and expenses and taxes. All amounts shall be due and payable within thirty (30) days following the date the invoice is delivered to Buyer. Service Provider shall provide supporting information and documentation as reasonably requested by Buyer to validate any amounts payable by Buyer pursuant to this Section 4 and Section 5.

(d)    If any costs charged by unaffiliated third parties for goods, software, services, technology or proprietary rights associated with the provision of Services shall increase, Service Provider shall be entitled to increase the Charges to reflect such increase.

(e)    Interest shall be payable on any invoiced amounts which are not paid by the due date for payment. Interest shall accrue and be calculated on a daily basis (both before and after any judgment to collect the same) at an annual rate equal to the prime rate (which shall mean the “prime rate” published in the “Money Rates” section of The Wall Street Journal) plus 1.5% or, if less, the maximum rate allowed by applicable Law.

(f)    Except as set forth in Section 3(b), neither Party shall be entitled to set off or reduce payments of the amounts or Charges payable by it by an amount that it claims is owed to it by the other Party under this Agreement.

(g)    Unless expressly specified in this Agreement, there are no additional or other fees or expenses to be paid by Buyer that are applicable to the performance of Service Provider’s obligations and the provision of the Services under this Agreement.
5.    Taxes on Services.

(a)Buyer shall be responsible for all sales, use, excise, services and other similar taxes, levies and charges not otherwise included in the Charges (other than taxes based, in whole or in part, on the net income, profits or employees of Service Provider) imposed by applicable Law on the provision of Services to any Service Recipient hereunder. If Service Provider is required to pay any such taxes, levies or charges in connection with its provision of Services under this Agreement, Service Provider shall invoice Buyer for such taxes levies or charges and Buyer shall promptly reimburse Service Provider therefor in accordance with Section 4(c).

(b)Service Provider will use commercially reasonable efforts to cooperate with Buyer in filing any reasonably requested documentation and certificates that would reduce any taxes on Services under Section 5(a) or result in a refund of such taxes.

6.    Term; Termination; Survival.

(a)Unless otherwise noted in a Schedule 1(a), the term of this Agreement shall commence on the date hereof and shall remain in effect until July 31, 2018 (the “Term”) unless terminated earlier (i) by Buyer upon at least thirty (30) days prior written notice to Service Provider; (ii) pursuant to

Section 6(b); or (iii) or as may be agreed to in writing by the Parties. The last day of the Term is referred to herein as the “Expiration Date.”

(b)Either Party may terminate this Agreement if the other Party commits a material breach hereof, (including any failure by the Service Recipient to pay for Charges within thirty (30) days of the date the invoice was delivered to Buyer), and such breaching party fails to cure said breach in all material respects within twenty (20) days (or two (2) business days for a failure to timely pay Charges) after being given written notice of the breach.

(c)Buyer may terminate a Service upon at least thirty (30) days prior written notice to Service Provider. Upon termination of a Service by Buyer, the relevant Schedule 1(a) shall be deemed amended to delete such Service as of the effective date of termination of the Service, and this Agreement shall be of no further force and effect with respect to such Service, other than those provisions which survive termination as set forth in Section 6(e).

(d)For a period of thirty (30) days after the termination of this Agreement or a Service, Service Provider shall cooperate in good faith with Buyer and its Affiliates to take actions reasonably requested by Buyer, solely at Buyer’s cost and expense (unless the Buyer terminates this Agreement pursuant to Section 6(b) hereof, but then subject to all of the limitations on liability set forth herein), to enable it to make alternative arrangements for the provision of services substantially consistent with or replacing the Services provided pursuant to this Agreement. Upon termination of a Service with respect to which Service Provider, its Affiliates or Third Party Providers holds books, records or files, including current or archived copies of computer files, owned by Buyer or its Affiliates and used by Service Provider, its Affiliates or its Third Party Providers in connection with the provision of a Service to a Service Recipient, Service Provider will return all of such books, records or files as soon as reasonably practicable. Service Provider may retain books, records and files (i) as necessary to comply with applicable Laws or court orders and (ii) to the extent they are not accessible in the ordinary course and have become included in automatic “backups” by routine procedures or by electronic communication or information management systems without the requirement to “scrub” such systems or its backup servers. Any books, records or files retained by Service Provider pursuant to the preceding sentence shall remain subject to the use and confidentiality restrictions in this Agreement until such books, records or files are destroyed by Service Provider in accordance with its own information technology and record retention policies and applicable Law.

(e)The following Sections shall survive any termination, cancellation or expiration of this Agreement or a particular Service: Section 4 and Section 5 (in each case, to the extent of Charges and taxes accrued prior to termination, cancellation or expiration), Section 6(d), this Section 6(e), Section 7(e), Sections 7(f) – 7(h), and Sections 8 through 27. For clarity and avoidance of doubt, in the event of termination with respect to one or more but less than all Services, this Agreement shall continue in full force and effect with respect to any Services not terminated thereby.

7.    Administration of Services; Certain Service Provider Employees.

(a)    Each of Buyer and Service Provider shall designate one (1) or more persons who are authorized to bind all Service Recipients (in the case of Buyer) and Service Provider, respectively (each, a “Representative”), with respect to matters contemplated by this Agreement, including the facilitation and administration of this Agreement and resolution of any disputes arising hereunder. The Representatives shall meet from time to time, in person or via teleconference, during normal business hours in the United States (each such meeting, a “Meeting”), to discuss the Services generally and any issues relating thereto. Each Party may treat an act of a Representative of the other Party as being authorized by such other Party without inquiring about such act or ascertaining whether such Representative had authority to so act. Each Party shall have the right at any time and from time to time to replace its Representative by giving notice in writing to the other Party setting forth the name of (i) the Representative to be replaced and (ii) the replacement person, and certifying that the replacement Representative is authorized to act for the Party in respect of the matters contemplated by this Agreement.

(b)    Both parties acknowledge and agree that on and after the date hereof, it may own or control certain properties and premises to which the other party may need access in connection with some or all of the Services. Subject to reasonably imposed standards, policies, security procedures and limitations and Section 11, in order for Services to be provided, supervised and monitored under this Agreement, each party agrees to provide reasonable access to such properties and premises to the other party, with reasonable prior notice and during ordinary business hours (unless approved by the other party), to enable Service Provider to furnish the Services and to enable Buyer and the Service Recipients to supervise and monitor Service Provider’s provision of the Services.

(c)    Within sixty (60) days following the date hereof, Buyer shall have developed and presented to Service Provider a transition plan indicating how Buyer intends to cease use of the Services. The transition plan shall contain a timeline of Buyer’s plan to discontinue use of the Services, which ultimately shall occur no later than the Expiration Date.

(d)    Each Party shall notify the other Party of any written complaint made by Buyer’s customers where such complaint comes to the attention of the first Party during the course of Service Provider providing the Services, in each case regarding matters supported by, or relating to, the Services.  Such notice shall include, to the extent permitted by Law, the nature of the complaint, the name of the complainant and, where available to the Party becoming aware of such compliant, the contact information of the complainant.

(e)    Service Provider shall provide any information as Buyer may reasonably request (including information and copies of any records relating to headcount, salary and benefit levels, or length of service) relating to the employees of Service Provider that are based out of the Shorewood, Illinois facility (the “Warehouse Employees”), except to the extent prohibited by applicable Law. Service Provider shall not reassign (other than promotional changes consistent with Service Provider’s past practices) or terminate the employment or engagement contract (other than for cause) of any Warehouse Employees, without Buyer’s prior written consent. Service Provider shall not make any material changes to the terms and conditions of employment or engagement of the Warehouse Employees, other than compensation changes consistent with Service Provider’s past practices. Buyer acknowledges and agrees that, during the Term, such Warehouse Employees shall also continue to operate and transition the Service Provider’s retained businesses. For the avoidance of doubt, during the Term, such Warehouse Employees shall be considered employees or agents of the Service Provider (and not the Buyer), in all respects. Notwithstanding the foregoing, during the Term, Service Provider shall use commercially reasonable efforts to ensure continuity of the key personnel providing the Services, with the intent to avoid disruption or unnecessary inefficiency. For purposes of this Agreement, the “key personnel” are personnel that maintain a skill set or knowledge of the Business that are critical to Service Provider’s ability to provide the Services.

(f)    In connection with and effective as of the conclusion of the Term, Service Provider shall provide Buyer with a certificate in writing, executed by a duly authorized officer of Service Provider, in his or her capacity as such, providing Buyer with a copy of the severance plan for Service Provider and its Affiliates in effect as of such time and representations and warranties consistent with the representations and warranties set forth in Section 5.19 of the Purchase Agreement and a schedule of accrued vacation time and sick leave for the Warehouse Employees consistent with Schedule 7.5(d) of the Purchase Agreement, in each case as of such date of the conclusion of the Term; provided, however, that for purposes of providing such representations and warranties and such schedule of accrued vacation time and sick leave all references to “Business Employees” or “Transferred Employees” set forth in such Sections of the Purchase Agreement shall be deemed for purposes hereof to be the “Warehouse Employees”. The representations and warranties and additional disclosure covered by the certificate referenced in this Section 7(f) shall survive for eighteen (18) months following delivery of the certificate and shall otherwise be subject to the limitations on and procedures governing indemnification set forth in Article 8 of the Purchase Agreement.

(g)    Effective as of the conclusion of the Term, Buyer shall provide offers to all of the Warehouse Employees other than those employees scheduled on Schedule 7(g) hereto, in each case on terms consistent with the obligations of the Buyer relating to Business Employees under Section 7.5 of the Purchase Agreement, which shall be incorporated in its entirety herein by reference, including for the avoidance of doubt, Sections 7.5(d) through (f) therein; provided, however, that all references in Section 7.5 to the “Closing” or “Closing Date” shall be deemed for purposes hereof to be the actual date of the expiration or termination of the Term, all references to a Seller shall be deemed for purposes hereof to be the Service Provider, and all references to “Business Employees” or “Transferred Employees” shall be deemed for purposes hereof to be the “Warehouse Employees”.  Service Provider shall provide Buyer with reasonable access to the Warehouse Employees and shall not interfere with the Buyer’s efforts to hire such Warehouse Employees (e.g., by making counteroffers). With respect to the Warehouse Employees who accept employment with Buyer effective as of the conclusion of the Term, Service Provider shall waive any noncompetition or other restrictive provisions in the Warehouse Employees’ employment contracts (if applicable) and shall use commercially reasonable efforts to cooperate with the transition of any such Warehouse Employees to Buyer, including by providing the employee files of any such Warehouse Employees.

(h)    All Liabilities resulting from any Warehouse Employee not accepting his or her offer under Section 7(g) and relating to or arising out of his or her employment or service with Service Provider, or termination of employment or service with Service Provider, shall be assumed and discharged by Buyer from and after the expiration or termination of the Term, in each case wherever located and whether or not reflected on the books and records of the Sellers, as the same shall exist on the conclusion date of the Term, and in accordance with their respective terms and subject to the respective conditions thereof; provided, that the assumption of such Liabilities with respect to any severance obligations shall be conditioned on there being no changes in any material respect to the severance plan of Service Provider and its Affiliates between the date hereof and the date of the conclusion of the Term hereunder that would increase the Liability of Buyer assumed hereunder with respect to severance obligations for the Warehouse Employees who do not accept offers under Section 7(g).

8.    Relationship of the Parties. In providing Services hereunder, Service Provider and any third parties acting on behalf of Service Provider shall act solely as independent contractors. Nothing herein shall constitute, be construed as, or create in any way or for any purpose a partnership, joint venture or principal‑agent relationship between Service Provider and Service Recipient. No Party shall have any power to control the activities and/or operations of the other Party. No Party shall have any power or authority to bind, commit or act as agent for the other Party. In providing the Services hereunder, all employees and agents of Service Provider, its Affiliates and Third Party Providers shall be deemed to be employees and agents of Service Provider, its Affiliates or Third Party Providers, as applicable, and shall not be considered employees or agents of Service Recipient, nor shall Service Provider’s employees or agents be eligible or entitled to any compensation, benefits, perquisites or privileges (including severance) given or extended to any of Service Recipient’s employees, in each case unless the applicable agent or employee is actually hired or retained by Buyer. In performing the Services, all employees and agents of Service Provider, its Affiliates and Third Party Providers shall be under the direction, control and supervision of Seller, its Affiliates or Third Party Providers (and not Buyer) and Seller, its Affiliates and Third Party Providers shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and agents.

9.    Intellectual Property and Data.

(a)    Service Provider and Service Recipient shall each retain ownership of their respective intellectual property and data existing as of the date hereof except as may otherwise be provided for in the Purchase Agreement. Unless otherwise agreed in writing and subject to Section 9(b), each Party agrees that any intellectual property or data of the other Party or its licensors made available to such Party in connection with the provision of Services, and any derivative works, additions, modifications, translations or enhancements thereof created by a Party pursuant to this Agreement, are and shall remain the sole property of the Party that is the owner of such intellectual property or data; provided, that Service Recipient shall exclusively own any and all data generated exclusively with respect to, and in the course of, the provision of the Services by Service Provider.

(b)    Service Provider acknowledges that any and all software, writings, documents, reports, designs, specifications, data and other materials that Service Provider makes, conceives or develops during the Term that are specifically and expressly either requested by Buyer or Service Recipient in a written request, or reflected in Schedule 1(a) hereto, in each case related to the Services performed by Service Provider hereunder, together with any associated patent, copyright, trade secret and other intellectual property rights therein (collectively, “Deliverables”), shall be deemed “works made for hire” and shall be the sole and exclusive property of Buyer. In the event that for any reason the Deliverables are not deemed “works made for hire,” then Service Provider agrees to (and shall cause any of Service Provider’s employees (if any) to) use commercially reasonable efforts to assign and transfer, and does hereby assign and transfer, to Buyer any and all of the Service Provider’s rights, title and interest in and to the Deliverables. Service Provider shall execute and deliver any and all instruments and other documents and take such other actions as may be reasonably necessary or reasonably requested by Buyer to document the aforesaid assignment and transfer of the Deliverables to Buyer, or to enable Buyer to secure, register, maintain, enforce or otherwise fully protect its rights in and to the Deliverables. Service Provider hereby waives any and all of its moral rights that Service Provider may have in any Deliverables.

10.    Good‑Faith Cooperation; Further Assurances. Each Party shall cooperate with the other in good faith and regarding the performance of its obligations hereunder. Such cooperation shall include exchanging information, providing electronic access to systems and platforms used in connection with the Services, and, subject to the terms hereof, using commercially reasonable efforts to obtain all consents, licenses, sublicenses or approvals necessary to permit each Party to perform its obligations hereunder. The Representatives of each Party shall consult with each other from time to time and the Parties shall cooperate with each other in all reasonable respects in order to effect an efficient transition and to minimize the expense thereof and the disruption of the business of the Parties. Without limiting the foregoing, such cooperation shall include the execution and delivery of such further instruments or documents as may be reasonably requested by the other Party to enable the full performance of each Party’s obligations hereunder.

11.    Confidentiality.

(a)    Each Party (in such capacity the “receiving Party”) agrees that any confidential or proprietary information of the other Party (in such capacity the “disclosing Party”), its Affiliates, employees, agents, subcontractors or vendors, including any such information relating to customer information, trade data, trade secrets, or business practices of the disclosing Party (collectively, “Confidential Information”), that the receiving Party or its Affiliates, or their respective employees, agents or subcontractors (each, a “Group”), obtain prior to, on, or after the date hereof from the disclosing Party or its Group shall not be disclosed to any third party or to any other member of the receiving Party’s Group who does not need such Confidential Information in connection with performing or receiving Services or operating the Business, unless (and then only to the extent that) the recipient is legally required, by order of a court of competent jurisdiction or other Governmental Authority, to disclose such Confidential Information and the recipient complies with the provisions of this Section 11(a). The Parties agree that Confidential Information of Buyer includes (1) Deliverables and (2) data and information acquired by Buyer under the Purchase Agreement. No receiving Party shall use Confidential Information for any purpose other than to operate the Business or as necessary to perform its obligations or exercise its rights under this Agreement. If a receiving Party or one of its Group members is legally required to disclose Confidential Information, such Group member shall, if legally permitted to do so, provide the disclosing Party with prior written notice of such legal requirement or request to disclose and, if the disclosing Party so requests, cooperate at the expense of the disclosing Party in seeking any protective arrangements reasonably requested by the disclosing Party. If a protective arrangement is not obtained, the Party that received such request (i) may thereafter disclose or provide such Confidential Information to the extent required by applicable Law (as so advised by counsel), lawful process or Governmental Authority, without liability therefor and (ii) shall exercise commercially reasonable efforts to have confidential treatment accorded to any such Confidential Information so provided or furnished.

(b)    It is expressly understood that no information (other than the information described in Section 11(c) which nevertheless shall be considered as Confidential Information) shall be subject to these confidentiality provisions, or otherwise deemed to be Confidential Information, to the extent: (i) the receiving Party legally learned of such Confidential Information from a third party (so long as (A) under the circumstances of disclosure, the receiving Party or Group does not owe a duty of nondisclosure to such third party, (B) to the knowledge of such receiving Party or Group, the third party’s disclosure does not violate a duty of nondisclosure owed to any Person, including the disclosing Party, and (C) to the knowledge of such receiving Party or Group, the disclosure by the third party is not otherwise unlawful), (ii) the receiving Party or Group independently had knowledge of such Confidential Information prior to the date hereof and without a duty of confidentiality to any Person, provided, that, for purposes of this clause (ii), Section 7.8 of the Purchase Agreement shall dictate and control the obligations of Service Provider and the members of its respective Group with respect to maintaining the confidentiality of Confidential Information obtained as a result of, in connection with, or arising from, the operation of the Business by the Company prior to the Closing Date (including in such Person’s capacity as a director, officer, employee or consultant to the Company or the Business), or (iii) such Confidential Information is available through the public domain other than through improper disclosure by the recipient or its Group.

(c)    The Parties mutually acknowledge that, in the course of obtaining or rendering the Services contemplated by this Agreement, (i) Service Recipient and its Group may obtain access to certain confidential records of Service Provider and its Group or receive originals or copies of documents containing customer data of Service Provider or its Group or otherwise receive access to confidential customer information (“Service Provider Customer Information”), and (ii) Service Provider and its Group may obtain access to certain confidential records of Service Recipient and its Group or receive originals or copies of documents containing customer data of Service Recipient or its Group or otherwise receive access to confidential customer information (“Service Recipient Customer Information” and, together with Service Provider Customer Information, “Customer Information”). Since access, use and disclosure of Customer Information is subject to applicable Laws and corporate policies intended to protect the privacy of such Customer Information, Service Recipient shall be entitled to use the Service Provider Customer Information and Service Provider shall be entitled to use the Service Recipient Customer Information in the provision of Services or the sharing of information to obtain Services, as applicable, subject to the requirement to establish the necessary procedures and take appropriate actions to protect all Customer Information from improper access, use and disclosure by the receiving Party and its Group. Except to the extent permitted by this Section 11(c), neither Party nor its Group shall permit any member of its Group (A) to intentionally access any Customer Information, or (B) to use or disclose any Customer Information.

(d)    Subject to Section 6(e), when Confidential Information is no longer needed for the purposes of this Agreement, and any legal retention period therefor has expired, Service Recipient and Service Provider shall, promptly following the written request of the other Party, each ensure that all such Confidential Information of the other Party, in any form, is permanently removed or destroyed, and shall certify in writing to the other Party that such action has taken place.

12.    Warranties.

(a)EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROVISION OF SERVICES HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT, QUALITY OF INFORMATION, OR TITLE/NONINFRINGEMENT.

(b)SERVICE PROVIDER WILL PROVIDE THE SERVICES IN ACCORDANCE WITH THE STANDARDS DESCRIBED IN SECTION 3, BUT SERVICE PROVIDER EXPRESSLY DISCLAIMS ANY WARRANTIES RELATING TO THE SERVICES, EXPRESS OR IMPLIED, AND MAKES NO GUARANTEE WITH RESPECT TO THE SERVICES EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. SERVICE RECIPIENT EXPRESSLY UNDERSTANDS AND AGREES THAT THE SUCCESS OF THE BUSINESS IS DEPENDENT ON NUMEROUS FACTORS IN ADDITION TO THE SERVICES, ALL OF WHICH FACTORS ARE BEYOND THE CONTROL OF SERVICE PROVIDER. SERVICE PROVIDER EXPRESSLY DISCLAIMS, AND SERVICE RECIPIENT EXPRESSLY RENOUNCES, ANY GUARANTEE OR REPRESENTATION BY SERVICE PROVIDER WITH REGARD TO THE PERFORMANCE OF THE BUSINESS OF SERVICE RECIPIENT AS A RESULT OF UTILIZING THE SERVICES, INCLUDING ARISING OUT OF OR IN CONNECTION WITH THE ERP AND WAREHOUSE MANAGEMENT SYSTEMS IMPLEMENTED BY BUYER, ITS AFFILIATES OR SERVICE RECIPIENT IN CONNECTION WITH THE OPERATION OF THE BUSINESS.

13.    Indemnity.

(a)    Service Provider shall be solely responsible for, and shall indemnify, defend and hold harmless Buyer and each Service Recipient (including directors, officers, agents, employees, and Representatives thereof) from and against any claim, action or demand by a third party and all associated losses, damages, liabilities, and expenses (together, “Losses”) suffered or incurred by Buyer or such Service Recipient in connection with (1) Service Provider’s provision of Services hereunder or otherwise arising as a result of the performance by Service Provider of its obligations under this Agreement (excluding those described in the following clause (2)) in each case to the extent such Losses are caused by or arise from Service Provider’s breach of its obligations hereunder or the gross negligence or willful misconduct of Service Provider, (2) bodily injury or death of Service Provider’s Representatives suffered or incurred in connection with the performance of the Services and (3) breach or inaccuracy of the representations and warranties set forth in the certificate delivered by Service Provider pursuant to Section 7(f) following delivery thereof, except in all cases to the extent such Losses are caused by or arise from:

(i)    any Service Recipient’s gross negligence or willful misconduct;

(ii)    any Service Recipient’s breach of this Agreement;

(iii)    any misconduct or failure to act by Service Provider at the express written instruction of an authorized representative of the Service Recipient; or

(iv)    any matter for which a Service Recipient is required to indemnify, defend and hold harmless Service Provider under Section 13(b) of this Agreement.

(b)    Buyer and the Service Recipient shall, on a joint and several basis, be solely responsible for, and shall, on a joint and several basis, indemnify, defend and hold harmless Service Provider (including any Affiliate providing Services, and the directors, officers, agents, employees, and Representatives thereof) from and against all Losses suffered or incurred by Service Provider in connection with (1) Service Provider’s provision of Services hereunder or otherwise arising under this Agreement, or (2) the operation of the Business by Buyer or its Affiliates following the Closing, except in all cases to the extent such Losses are caused by or arise from:

(i)    Service Provider’s breach of this Agreement; or

(ii)    any matter for which Service Provider is required to indemnify, defend and hold harmless Buyer or a Service Recipient under Section 13(a) of this Agreement.

(c)Notwithstanding anything to the contrary contained herein, to the extent Service Provider utilizes a Third Party Provider to provide any of the Services, Service Provider and its Affiliates shall be responsible for the provision of such Services and for the acts and omissions of such Third Party Provider. To the extent permitted under Service Provider’s contract with such Third Party Provider, Service Provider will present a claim to the Third Party Provider on behalf of the Buyer or the Service Recipient and pursue the claim in the same manner as Service Provider would pursue such claim with respect to its other businesses and any recovery shall be remitted to the Buyer or the affected Service Recipient. Nothing set forth herein shall require Service Provider to institute any Proceeding against a Third Party Provider. Service Provider will use commercially reasonable efforts to obtain third party beneficiary rights for the Buyer and the affected Service Recipient under contracts that Service Provider may have with Third Party Providers providing Services on behalf of Service Provider hereunder.

(d)The indemnification procedures set forth in the Purchase Agreement shall apply to any indemnification claim brought pursuant to this Section 13.

14.    Limitation of Liability.

(a)     IN NO EVENT SHALL ANY PARTY OR SUCH PARTY’S AFFILIATES, OR ANY OF ITS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES OR AGENTS, BE LIABLE, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, DIMINUTION IN VALUE, OR LOST PROFITS THAT ARISE OUT OF THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF (EXCEPT TO THE EXTENT SUCH EXCLUDED DAMAGES ARE AWARDED TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM).

(b)     SERVICE PROVIDER, BUYER AND SERVICE RECIPIENT SHALL NOT BE LIABLE WITH RESPECT TO ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF THE THEORY UPON WHICH SUCH LIABILITY IS PREMISED, TO THE EXTENT THAT SUCH LOSSES EXCEED $4,000,000 IN THE AGGREGATE.

(c)SERVICE PROVIDER SHALL NOT BE LIABLE WITH RESPECT TO ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THE ERP AND WAREHOUSE MANAGEMENT SYSTEMS IMPLEMENTED BY BUYER, ITS AFFILIATES OR SERVICE RECIPIENT IN CONNECTION WITH THE OPERATION OF THE BUSINESS.

(d)Notwithstanding anything herein to the contrary, Buyer, on behalf of itself and any Service Recipient, hereby waives any and all rights of recovery, claims, actions or causes of action for any and all Losses to the extent insurance proceeds are received with respect thereto.

15.    Assignment. Neither this Agreement nor any right or obligation hereunder will be assigned, delegated or otherwise transferred by either Party without the prior written consent of the other Party. This Agreement will be binding on and inure to the benefit of the respective permitted successors and assigns of the Parties. Any purported assignment, delegation or other transfer not permitted by this Section is void.
16.    Parties in Interest; Third‑Party Beneficiaries. Other than parties covered by the indemnification obligations of Section 13, there is no third party beneficiary hereof and nothing in this Agreement (whether express or implied) will or is intended to confer any right or remedy under or by reason of this Agreement on any Person, except each Party and their respective permitted successors and assigns.
17.    Force Majeure. No Party shall be liable for any failure or delay in performing any of its obligations under this Agreement so long as and to the extent that such failure or delay is due to fire, flood, earthquake, act of God or a public enemy, terrorism, war, or any other event of a similar nature beyond the reasonable control of such Party; provided, however, that such failure or delay could not have been prevented by commercially reasonable precautions (“Force Majeure”). The Party affected by the Force Majeure shall use commercially reasonable efforts to remove such cause or causes and shall give the other Party prompt notice, written or oral (but if oral, promptly confirmed in writing) of the existence of such Force Majeure, the reasons therefor and its probable duration. In the event of a delay in Service Provider’s performance hereunder caused by Force Majeure which continues for ten (10) days or more, Buyer may terminate this Agreement or any affected Service immediately upon written notice of termination to Service Provider. The occurrence of a Force Majeure does not excuse, limit or otherwise relieve Service Provider from using commercially reasonable efforts to implement its disaster recovery or business continuity plans.

18.    Governing Law. This Agreement will be construed and enforced in accordance with the substantive Laws of the State of Delaware without reference to principles of conflicts of law.
19.    Jurisdiction, Venue and Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN WILMINGTON, DELAWARE IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND TO THE RESPECTIVE COURT TO WHICH AN APPEAL OF THE DECISIONS OF ANY SUCH COURT MAY BE TAKEN, AND EACH PARTY AGREES NOT TO COMMENCE, OR COOPERATE IN OR ENCOURAGE THE COMMENCEMENT OF, ANY SUCH PROCEEDING, EXCEPT IN SUCH A COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST

EXTENT IT MAY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE THEREIN OF SUCH A PROCEEDING. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT, AND ANY OTHER PROCESS WITH RESPECT TO ANY SUCH PROCEEDING THAT MAY BE SERVED IN ANY SUCH PROCEEDING, BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, BY DELIVERING A COPY THEREOF TO SUCH PARTY AT ITS RESPECTIVE ADDRESS SPECIFIED THEREFOR IN SECTION 21, BY THE REQUIREMENTS OF SECTION 21 OR BY ANY OTHER METHOD PROVIDED BY APPLICABLE LAW. EACH PARTY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY JURISDICTION BY SUIT ON THE JUDGMENT OR BY ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUCH PROCEEDING.
20.    Entire Agreement; Amendment; Waiver. This Agreement, including the Schedules, constitutes the entire Agreement among the Parties pertaining to the subject matter herein and there is no other representation, warranty, covenant, agreement or similar assurance of any Party regarding such subject matter. The Schedules attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement. No supplement, modification or amendment hereof will be binding unless expressed as such and executed in writing by each Party (except as contemplated in Section 22). Except to the extent as may otherwise be stated herein, no waiver of any term hereof will be binding unless expressed as such in a document executed by the Party making such waiver and then only to the extent so expressed. No waiver of any term hereof will be a waiver of any other term hereof, whether or not similar, nor will any such waiver be a continuing waiver beyond its stated terms. Except to the extent as may otherwise be stated herein, failure to enforce strict compliance with any term hereof will not be a waiver of, or estoppel with respect to, any existing or subsequent failure to comply.

21.    Notices. All notices or other communications required or permitted to be given hereunder will be in writing and will be (a) delivered by hand, (b) sent by United States registered or certified mail, (c) sent by nationally recognized overnight delivery service for next Business Day delivery or (d) sent by facsimile or electronic mail, in each case as follows:

If to Service Provider:    c/o Wilton Brands LLC
535 E. Diehl Road, Suite 300
Naperville, IL 60563
Attention: Ahna Severts
Fax: (630) 810-2714
Email: aseverts@wilton.com

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Ariel J. Deckelbaum
Fax: (212) 757-3990
Email: ajdeckelbaum@paulweiss.com

If to Service Recipient:            c/o CSS Industries, Inc.
450 Plymouth Road, Suite 300

Plymouth Meeting, PA 19462
Attention: William G. Kiesling
Telephone: (610) 729-3743
Facsimile: (610) 729-3958
Email: bill.kiesling@cssindustries.com

With a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19101
Attention: Justin W. Chairman
Telephone: (215) 963-5061
Facsimile (215) 963-5001
Email: justin.chairman@morganlewis.com

Such notices or communications will be deemed given (A) if so delivered by hand, when so delivered, (B) if so sent by mail, three Business Days after mailing, (C) if so sent by overnight delivery service, one Business Day after delivery to such service, or (D) when transmitted by facsimile (with confirmation of transmission) or by electronic mail (upon confirmation of receipt). A Party may change the address to which such notices and other communications are to be given by giving the other Party notice in the foregoing manner.
22.    Severability; Blue-Pencil. The terms of this Agreement will, where possible, be interpreted and enforced so as to sustain their legality and enforceability, read as if they cover only the specific situation to which they are being applied and enforced to the fullest extent permissible under applicable Law. If any term of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, then all other terms of this Agreement will nevertheless remain in full force and effect, and such term automatically will be amended so that it is valid, legal and enforceable to the maximum extent permitted by applicable Law, but as close to the Parties’ original intent as is permissible.
23.    Expenses. Except as is expressly stated otherwise herein, each Party will bear its own costs and expenses incurred in connection with the transactions contemplated by this Agreement.
24.    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Such counterparts may be executed and delivered by facsimile or other electronic means by any of the Parties, and the receiving Party may rely on the receipt of such document so executed and delivered as if the original had been received.
25.    Purchase Agreement. Except as specifically agreed herein, nothing contained in this Agreement is intended, or shall be construed, to amend, modify, augment or decrease in any respect, or constitute a waiver of, any of the rights and obligations of the Parties under the Purchase Agreement.

27.    Interpretation; Construction. In this Agreement:
(a)    the headings are for convenience of reference only and will not affect the meaning or interpretation of this Agreement;
(b)    the words “herein,” “hereunder,” “hereby” and similar words refer to this Agreement as a whole (and not to the particular sentence, paragraph or Section where they appear);

(c)    terms used in the plural include the singular, and vice versa, unless the context clearly requires otherwise;
(d)    unless expressly stated herein to the contrary, reference to any document means such document as amended or modified and as in effect from time to time in accordance with the terms thereof;
(e)    unless expressly stated herein to the contrary, reference to any applicable Law means such applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and as in effect from time to time, including any rule or regulation promulgated thereunder;
(f)    the words “including,” “include” and variations thereof are deemed to be followed by the words “without limitation”;
(g)    “or” is used in the sense of “and/or”; “any” is used in the sense of “any or all”; and “with respect to” any item includes the concept “of,” “under” or “regarding” such item or any similar relationship regarding such item;
(h)    unless expressly stated herein to the contrary, reference to a document, including this Agreement, will be deemed to also refer to each annex, addendum, exhibit, schedule or other attachment thereto;
(i)    unless expressly stated herein to the contrary, reference to an Article, Section, Schedule or Exhibit is to an article, section, schedule or exhibit, respectively, of this Agreement;
(j)    all dollar amounts are expressed in United States dollars and will be paid in cash (unless expressly stated herein to the contrary) in United States currency;
(k)    when calculating a period of time, the day that is the initial reference day in calculating such period will be excluded and, if the last day of such period is not a Business Day, such period will end on the next day that is a Business Day;
(l)    with respect to all dates and time periods in or referred to in this Agreement, time is of the essence;
(m)    the phrase “the date hereof” means the date of this Agreement, as stated in the first paragraph hereof; and
(n)    the Parties participated jointly in the negotiation and drafting of this Agreement and the documents relating hereto, and each Party was (or had ample opportunity to be) represented by legal counsel in connection with this Agreement and such other documents and each Party and each Party’s counsel has reviewed and revised (or had ample opportunity to review and revise) this Agreement and such other documents; therefore, if an ambiguity or question of intent or interpretation arises, then this Agreement and such other documents will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the terms hereof or thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Transition Services Agreement as of the date first set forth above.

SERVICE PROVIDER:

WILTON BRANDS LLC

By: /s/ Sue Buchta
Name: Sue Buchta
Title: President and Chief Executive Officer

BUYER:

STITCH ACQUISITION CORP.

By: /s/ John M. Roselli
Name: John M. Roselli
Title: Executive Vice President – Finance

SCHEDULE 1(a)

Services
[The information set forth in this schedule is confidential, and has been omitted and separately filed with the Securities and Exchange Commission.]

Schedule 1(d)

Transitional Trademark License to Buyer

[The information set forth in this schedule is confidential, and has been omitted and separately filed with the Securities and Exchange Commission.]

Schedule 1(e)

Transitional Trademark License to Service Provider

[The information set forth in this schedule is confidential, and has been omitted and separately filed with the Securities and Exchange Commission.]

Schedule 7(g)

Excluded Warehouse Employees

[The information set forth in this schedule is confidential, and has been omitted and separately filed with the Securities and Exchange Commission.]

Annex A

Third Party Providers

[The information set forth in this annex is confidential, and has been omitted and separately filed with the Securities and Exchange Commission.]